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                                                                    Exhibit 24.1


                             SECRETARY'S CERTIFICATE


         The undersigned hereby certifies that:

         He is now and at all times herein mentioned has been the duly elected, qualified and acting Secretary of Reynard Motorsport, Inc., a duly organized and existing Delaware corporation, and in charge of the minute books and corporate records of said corporation. The following is a true copy of resolutions unanimously adopted by the Board of Directors of said corporation on September 29, 1998; and said resolutions have not been modified or rescinded, and are at the date of this Certificate, in full force and effect.


          RESOLVED FURTHER, that Alex Hawkridge is authorized to sign the registration statement and execute a power of attorney on behalf of the Corporation and as the Corporation's President and Chief Executive Officer (Principal Executive Officer), and that John C. Gower is authorized to sign the registration statement and execute a power of attorney as the Corporation's Chief (and Principal) Financial Officer and Chief Accounting Officer, which powers of attorney appoint Alex Hawkridge, Adrian Reynard, Jack A. Bjerke, and Amy M. Shepherd and each of them, as Attorney-in-Fact and agents to execute all necessary documents required to be filed with the Securities and Exchange Commission or any state in connection with the registration of the Stock.


         IN WITNESS WHEREOF, the undersigned has executed this certificate and affixed the corporate seal of said corporation on this 26th day of October, 1998

                                                  /s/ JOHN C. GOWER
                                                 -------------------------------
                                                 John C. Gower, Secretary